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EXHIBIT 21

SUBSIDIARIES OF REGISTRANT
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North Fork Bank
North Fork Leasing Corp. (inactive)
North Fork Capital Corp.
North Fork Capital Trust I
Compass Investment Services Corp.

SUBSIDIARIES OF NORTH FORK BANK
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NFB Properties, Inc.
NFB Development Corp.
Cutchco Corp.
First Settlers Corp.
Claire Elm Corp.
Howard Enterprises, Inc. (inactive)
North Fork Information Services, Inc. (inactive)
North Fork Loan Service Corp. (inactive)
Long Island Mortgage Corp. (inactive)
Unifed Management Corp. (inactive)
CPS Service Corp. (inactive)
East Quogue Health & Racquet Club, Inc. (inactive)
BFS Service Corp. (inactive)
Bay Abstract (inactive)
Compass Food Service Corp.
Shinnecock Mist Corp.
Rock Properties, Ltd.
North Side Capital Corp.
Semper Paratus Inc. (inactive)
Kent Road Development Corp (inactive).
The North Ski Holding Corp.
Annandale Associates, Inc. (inactive)
NS 138 Holding Corp.
BSSN, Inc. (inactive)
NS Harold Realty Corp. (inactive)
NS 806 Holding Corp. (inactive)
NS 160 Holding Corp.
NS 1513 Holding Corp. (inactive)
138 Seeley Real Estate Corp. (inactive)
NS Hilltop Holding Corp.
NS Sprout Brook Holding Corp.
NS 18 Holding Corp. (inactive)
NS 48 Holding Corp. (inactive)
NS 30 Holding Corp.
NS 114 Holding Corp. (inactive)
NS Mir Holding Corp.
NS 43 Holding Corp.
NS 10 Holding Corp. (inactive)

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